UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 23, 2010

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

Preferred Share Dividends.  On September 23, 2010, the Board of Directors (the “Board”) of Arch Capital Group Ltd. (“ACGL”) declared dividends with respect to the outstanding (1) 8,000,000 shares of its 8.00% Non-Cumulative Preferred Shares, Series A, $0.01 per share (the “Series A Shares”), with a liquidation preference of $25.00 per share, and (2) 5,000,000 shares of its 7.875% Non-Cumulative Preferred Shares, Series B, $0.01 per share (the “Series B Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on November 15, 2010 to holders of record of the Series A Shares and the Series B Shares, as applicable, as of November 1, 2010, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

	Effective Date
Series	for Declaration	Dividend Period	Dividend Amount	Rate Per Share

Series A	9/30/10	8/15/10-9/30/10	$2,044,444	$0.2556
	11/14/10	10/1/10-11/14/10	1,955,556	0.2444
			$4,000,000	$0.50

Series B	9/30/10	8/15/10-9/30/10	$1,257,813	$0.2516
	11/14/10	10/1/10-11/14/10	1,203,125	0.2406
			$2,460,938	$0.4922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: September 27, 2010	By	/s/ John C.R. Hele
Name: John C.R. Hele
Title: Executive Vice President and Chief Financial Officer